Exhibit 99

                         Form 4 Joint Filer Information


Name:                                     Iowa Network Services, Inc.

Address:                                  4201 Corporate Drive
                                          West Des Moines, IA 50266

Designated Filer:                         Iowa Network Services, Inc.

Issuer & Ticker Symbol                    Iowa Telecommunications Services, Inc.
                                          (IWA)

Date of Event Requiring Statement:        8/8/05

Signature                                 By: /s/ RICHARD M. VOHS
                                              ----------------------------------
                                              Richard M. Vohs, President


Name:                                     Pine Island Capital Corporation

Address:                                  2265-B Renaissance Drive
                                          Suite 9
                                          Las Vegas, NV 89119

Designated Filer:                         Iowa Network Services, Inc.

Issuer & Ticker Symbol                    Iowa Telecommunications Services, Inc.
                                          (IWA)

Date of Event Requiring Statement:        8/8/05

Signature                                 By: /s/ RICHARD M. VOHS
                                              ----------------------------------
                                              Richard M. Vohs, President

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